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Alliant Energy Corporation

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                               Nine Months Ended
                                                                    Years Ended December 31,                      September 30,
                                                 1994        1995        1996        1997        1998           1998        1999
                                              -----------------------------------------------------------    -----------------------
                                                                            (Dollars in thousands)
Income from continuing operations
   before preferred dividends                  $ 153,742   $ 165,839   $ 163,775   $ 151,271   $ 103,374       $ 76,505   $ 156,813
Federal & state income taxes                      84,156      97,018     105,760      81,733      58,113         53,889      91,623
                                              -----------------------------------------------------------    -----------------------
Net income before income taxes                   237,898     262,857     269,535     233,004     161,487        130,394     248,436
                                              -----------------------------------------------------------    -----------------------

Interest expense                                 100,873     111,422     113,321     122,563     129,363         95,045     100,347
Estimated interest component of rent expense       8,795       9,712       8,880       9,438       8,994          6,599       5,977
                                              -----------------------------------------------------------    -----------------------
Fixed charges as defined                         109,668     121,134     122,201     132,001     138,357        101,644     106,324
                                              -----------------------------------------------------------    -----------------------

Earnings as defined                            $ 347,566   $ 383,991   $ 391,736   $ 365,005   $ 299,844      $ 232,038   $ 354,760
                                              ===========================================================    =======================

Ratio of Earnings to Fixed Charges (Unaudited)      3.17        3.17        3.21        2.77        2.17           2.28        3.34
                                              ===========================================================    =======================


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